Exhibit 99.1

Jamba, Inc. Reports Financial Results for Second Quarter Fiscal Year 2008

Management Announces Strategic Shift In Business Model

Emeryville, CA — (BUSINESS WIRE) — August 28, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported unaudited financial results for the fiscal second quarter ended July 15, 2008. The Company’s financial statements include the results of its wholly owned subsidiary, Jamba Juice Company.

Fiscal second quarter 2008 (2Q08), 12-week period ended July 15, 2008, compared to fiscal second quarter 2007 (2Q07), 12-week period ended July 24, 2007:

•	Total revenue of $98.6 million, an increase of 10.0% from $89.6 million in 2Q07.

•

Income from operations would have been $3.2 million as compared to $2.8 million in 2Q07, excluding the impact of non-cash activities of $82.6 million for trademark impairment and $5.5 million of store impairment, lease termination and store closure costs. The Company’s loss from operations for 2Q07 was $84.9 million as compared to $2.6 million in 2Q07. Non-cash activity in 2Q07 for store impairment and store closure costs was $0.1 million. There was no trademark impairment in 2Q07.

•

Net loss for 2Q08 would have been $(36.5) million, excluding $49.7 million for trademark impairment, net of tax, and $5.5 million of store impairment, lease termination and store closure costs and $2.5 million in gain from derivative liabilities. Net income, excluding non cash activities of $0.1 million for store impairment and closure cost and $0.3 million in gain from derivative liabilities for 2Q07, would have been $2.1 million. Net loss for 2Q08, including non-cash activities was $89.2 million, compared to net income of $2.3 million in 2Q07.

•	The Company recorded a valuation allowance against deferred tax assets in the amount of $32.2 million in 2Q08.

•	Diluted loss per share of $(1.69) in 2Q08, compared to diluted earnings per share of $0.04 in 2Q07.

•	Company-owned comparable store sales(1) of (7.3%), compared to (3.5%) in 2Q07.

•

14 new company-owned stores were opened, compared to 27 new company-owned stores in 2Q07. This brings the total number of company-owned stores to 518 and the total number of system-wide stores (company-owned and franchise-operated stores) to 736.

•

Store-level EBITDA( *) increased to $19.9 million for the second quarter of fiscal 2008 compared to $19.3 million for the second quarter of fiscal 2007. For a reconciliation of Store-level EBITDA, a non-GAAP financial measure, to net income/loss, a GAAP financial measure (Net income (loss) was ($89.2 million) for the second quarter of fiscal 2008 compared to $2.3 million for the second quarter of fiscal 2007). Please see table at the end of this release.

“In my first three weeks here, our leadership team has reviewed Jamba’s business plan and all of our assumptions in an effort to re-focus on the best strategic opportunities to leverage our brand and improve our store performance as we navigate the current challenging environment. We are working diligently to improve operating performance and long-term shareholder value by taking some key initial steps to alter our operating strategy,” said Steven R. Berrard, the Chief Executive Officer and President.

Mr. Berrard continued, “Our plan going forward assumes that the head winds will remain through the middle of 2009, if not longer. As such, our strategy is focused on changes in our business model shifting our focus from corporate store growth to franchising and in some cases re-franchising. We are seeking to maximize revenue streams from the Jamba brand based on our initial results from our relationship with Nestle. We are also focused on improving store performance through various initiatives while we continue to work to reduce general and administrative expenses and ensure our resources are effectively and efficiently being used.”

Outlook for 2009

The economy's negative impact on consumers' discretionary spending is expected to present a challenge to sales growth through the remainder of 2008. Accordingly, in the coming months, management will focus on areas they believe they can control, such as targeting a reduction in cost of sales as a percentage of Company Store revenue to at or below 26% and targeting a reduction in labor costs as a percentage of Company Store revenue to at or below 32%. In addition, management plans to implement the strategies described above, and more fully in the Company’s filings with the Securities and Exchange Commission, in order to manage and enhance liquidity and demonstrate a path back to profitability and sustained and long-term profitable growth.

Subsequent Events

As previously disclosed, a new management team has been put in place in order to aggressively pursue all avenues to create shareholder value from both an operational and financial perspective. These management changes and other subsequent events are outlined below.

•

Steven R. Berrard, the Company’s Chairman of the Board, assumed the role of interim Chief Executive Officer and President, replacing Paul E. Clayton. Karen L. Luey, Vice President, Controller, and Principal Accounting Officer of the Company, assumed the role of interim Chief Financial Officer, replacing Donald D. Breen, and has subsequently been appointed as the Company’s Senior Vice President, Chief Financial Officer. Earlier in the second quarter, Steve Adkins, Senior Vice President of Store Operations, and Glenn Lord, Vice President of Franchise Operation, assumed the responsibilities of Karen A. Kelley upon her departure.

•

On August 28, 2008, the Company entered into a commitment letter for a two-year senior term note credit facility in the aggregate principal amount of $15 million, with an option by the Company, during the initial 120-day period following the closing, to increase the principal amount by up to an additional $10 million subject to certain conditions under the Commitment Letter.

•

On August 27, 2008, the Company reduced its workforce by an additional 16 employees to reduce operating costs and increase operational efficiency and identified an additional 20 stores we intend to close.

Footnotes

(1)

Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

*-Use of Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in its statements made in this release. Income (loss) from operations and net income (loss) are presented excluding certain non-cash activities, which presentation the Company believes is a helpful indicator of the Company’s financial performance. The statements are reconciled to the GAAP presentation of income (loss) from operations and net income (loss) in the same statement in which the non-GAAP financial measures are presented. In addition, the Company uses the non-GAAP financial measures of store-level EBITDA. The Company defines store-level EBITDA as net income (loss) from operations, plus franchisee reimbursements and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) other operating expenses and (g) income taxes. The Company believes that store-level EBITDA is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate continuing store-level operating efficiency and performance. For a reconciliation of Store-level EBITDA to net income (loss), please see the table at the end of this release. The adjusted income (loss) from operations, net income (loss) and Store-level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures of other companies.

Webcast and Conference Call Information

Jamba will host a conference call to discuss second quarter 2008 results on Thursday, August 28, 2008 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing 866.578.5788 or 617.213.8057 for international callers; the passcode is 34782800. A simultaneous web cast of the call will be available by visiting www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing 888.286.8010 or 617.801.6888 for international callers; the passcode is 77206017. The replay will be available until September 10, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of July 15, 2008, JAMBA JUICE had 736 stores, of which 518 were company-owned and operated. For the nearest location or a complete menu including our breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies on grocery store shelves.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Don Duffy

203.682.8200

investors@jambajuice.com

Media Contact:

Alecia Pulman

203-682-8200

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	July 15, 2008	January 1, 2008

ASSETS
Current assets:
Cash and cash equivalents	$9,460	$23,016
Restricted cash	914	1,916
Receivables, net of allowances of $595 and $133	3,597	6,402
Inventories	4,133	3,582
Deferred income taxes	—	6,928
Prepaid and refundable income taxes	5,546	5,814
Prepaid rent	1,838	3,261
Prepaid expenses and other current assets	1,205	1,607

Total current assets	26,693	52,526

Property, fixtures and equipment, net	127,036	128,861
Trademarks and other intangible assets, net	4,074	87,599
Restricted cash	3,434	2,950
Deferred income taxes	344	—
Other long-term assets	3,685	3,066

Total assets	$165,266	$275,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,946	$14,487
Accrued compensation and benefits	9,073	6,490
Workers’ compensation and health self-insurance reserves	1,776	1,796
Accrued jambacard liability	24,394	28,576
Current portion of capital lease obligations	241	—
Other accrued expenses	10,858	8,277
Derivative liabilities	1,160	9,290

Total current liabilities	57,448	68,916

Long-term workers’ compensation and health insurance reserves	3,434	2,950
Capital lease obligations	405	—
Deferred income tax	—	7,269
Deferred rent and other long-term liabilities	14,353	12,359
Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value, authorized 150,000,000 shares: 52,638,228 and 52,637,131 issued and outstanding at July 15, 2008 and January 1, 2008, respectively	53	53
Additional paid-in-capital	353,928	352,184
Accumulated deficit	(264,355)	(168,729)

Total stockholders’ equity	89,626	183,508

Total liabilities and stockholders’ equity	$165,266	$275,002

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twelve Week Period Ended		Twenty-eight Week Period Ended
(In thousands, except share and per share amounts)	July 15, 2008	July 24, 2007	July 15, 2008	July 24, 2007
Revenue:
Company stores	$96,311	$86,213	$194,943	$172,374
Franchise and other revenue	2,287	3,396	5,208	6,621

Total revenue	98,598	89,609	200,151	178,995

Operating expenses:
Cost of sales	25,334	23,659	51,713	47,211
Labor costs	31,420	26,477	69,419	55,342
Occupancy costs	10,556	8,592	23,935	19,543
Store operating	10,760	10,871	24,584	21,923
Depreciation and amortization	5,682	4,013	13,495	9,264
General and administrative	9,850	10,491	25,146	25,494
Store pre-opening	549	1,462	1,700	2,625
Store impairment	3,260	98	7,297	198
Store lease termination and closure costs	2,235	33	2,548	41
Trademark impairment	82,600	—	82,600	—
Other	1,219	1,272	2,136	2,760

Total operating expenses	183,465	86,968	304,573	184,401

Income (loss) from operations	(84,867)	2,641	(104,422)	(5,406)

Other income (expense):

Gain from derivative liabilities	2,488	329	8,130	15,480
Interest income	59	921	246	2,316
Interest expense	(106)	(24)	(218)	(135)

Total other income	2,441	1,226	8,158	17,661

Income (loss) before income tax	(82,426)	3,867	(96,264)	12,255
Income tax (expense) benefit	(6,769)	(1,539)	638	2,023

Net income (loss)	$(89,195)	$2,328	$(95,626)	$14,278

Weighted-average shares used in computation of earnings (loss) per share:
Basic	52,637,209	52,391,434	52,637,165	52,100,109
Diluted	52,637,209	58,903,104	52,637,165	58,703,021

Earnings (loss) per share:
Basic	$(1.69)	$0.04	$(1.82)	$0.27
Diluted	$(1.69)	$0.04	$(1.82)	$0.24

JAMBA, INC.

Reconciliation of GAAP Income (Loss) from Operations to Store Level EBITDA

(Unaudited)

(In thousands)	Twelve Week Period Ended
	July 15, 2008	July 24, 2007
Company store revenue	$96,311	$86,213
Franchise revenue (excluding franchisee reimbursement)	1,654	2,683
Cost of sales	(25,334)	(23,659)
Labor costs	(31,420)	(26,477)
Occupancy costs	(10,556)	(8,592)
Store operating	(10,760)	(10,871)

Store Level EBITDA	$19,895	$19,297

Store Level EBITDA	$19,895	$19,297
Add: Franchisee reimbursement	633	713
Less: Depreciation and amortization	(5,682)	(4,013)
Less: General and administrative	(9,850)	(10,491)
Less: Store pre-opening	(549)	(1,462)
Less: Trademark impairment	(82,600)	—
Less: Store lease termination and closure costs	(2,235)	(33)
Less: Other	(4,479)	(1,370)
Add: Other income	2,441	1,226
Less: Income tax expense	(6,769)	(1,539)

Net income (loss)	$(89,195)	$2,328